Exhibit (a)(1)(D)

Stock Option Exchange Program

Hello, (employee name). Here is the information we have for you.

Name and Address

To make your elections, select Exchange or Do Not Exchange for your grants and press the Submit button below.

For more information:

☐            program overview

☐            frequently asked questions

☐            Mellon call center: 1-888-634-6468 (From within the US)

☐            Mellon call center: 1-201-329-8195 (From outside the US)

Election Form

Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	New Grant if Exchanged	Make ONE election for each eligible grant

Submit

If you need help, please contact

The Mellon call center

1-888-634-6468 (From within the US)

1-201-329-8195 (From outside the US)

Stock Option Exchange Program

Welcome back, (employee name). Here is the information we have for you.

Name and Address

You made elections on 3/24/03. These are reflected in the election form below.

To change your elections, please update the specific grants on the table below and click Submit.

For more information:

☐            program overview

☐            frequently asked questions

☐            Mellon call center: 1-888-634-6468 (From within the US)

☐            Mellon call center: 1-201-329-8195 (From outside the US)

Election Form

Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	New Grant if Exchanged	Make ONE election for each eligible grant

Submit

If you need help, please contact

The Mellon call center

1-888-634-6468 (From within the US)

1-201-329-8195 (From outside the US)